Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA

(Exact name of trustee as specified in its charter)

New York	13-2774727
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

452 Fifth Avenue, New York, NY	10018-2706
(212) 525-5600	(Zip Code)
(Address of principal executive offices)

Warren L. Tischler, SVP

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

AmeriCredit Corp.*

(Exact name of obligor as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3900
Fort Worth, Texas	76102
(817) 302-7000	(Zip Code)
(Address of principal executive offices)

1.75% Convertible Senior Notes due 2023

(Title of Indenture Securities)

*TABLE OF ADDITIONAL REGISTRANTS

Name, Address and Telephone Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Americredit Corporation of California (1)	California	33-0011256
AmeriCredit Financial Services, Inc. (1)	Delaware	75-2439888
AmeriCredit Financial Services of Canada Ltd. (1)	Ontario, Canada	866121080
AmeriCredit Management Company (1)	Delaware	75-2788787
AmeriCredit Consumer Discount Company (1)	Pennsylvania	75-2883750
ACF Investment Corp. (1)	Delaware	75-2442194
AmeriCredit Service Center Ltd. (1)	Ontario, Canada	866047046
AmeriCredit Flight Operations, LLC (1)	Texas	75-2931810
AmeriCredit NS I Co. (1)	Nova Scotia, Canada	859921132
AmeriCredit NS II Co. (1)	Nova Scotia, Canada	859921330

(1)	The address of these additional registrants is: 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. The telephone number of each is (817) 302-7000.

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)		Not applicable.

T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2003), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.
(2)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.
(3)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 18th day of December, 2003.

HSBC BANK USA

By:	/s/ Frank J. Godino
Frank J. Godino
Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires April 30, 2006

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2003

    (19980930)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Joseph R. Simpson, Controller

    Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

    /s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report

11/12/03

Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

    /s/ Sal H. Alfieri

Director (Trustee)

    /s/ Bernard J. Kennedy

Director (Trustee)

    /s/ Martin Glynn

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number  0  0  5  8  9

(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)

(Example: www.examplebank.com)

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

HSBC Bank USA

Legal Title of Bank (TEXT 9010)

Buffalo

City (TEXT 9130)

N.Y.                                                                  14203

State Abbrev. (TEXT 9200)             ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA             of Buffalo

Name of Bank                         City

in the state of New York, at the close of business September 30, 2003

ASSETS
		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$2,350,034
b. Interest-bearing balances		1,160,995
Held-to-maturity securities		4,213,089
Available-for-sale securities		14,211,802
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		633,000
b. Securities purchased under agreements to resell		3,994,723
Loans and lease financing receivables:
Loans and leases held for sale		$2,653,585
Loans and leases net of unearned income	$42,180,013
LESS: Allowance for loan and lease losses	434,830
Loans and lease, net of unearned income, allowance, and reserve		$41,745,183
Trading assets		11,522,909
Premises and fixed assets		673,337
Other real estate owned		11,310
Investments in unconsolidated subsidiaries		243,581
Customers’ liability to this bank on acceptances outstanding		80,310
Intangible assets: Goodwill		2,211,273
Intangible assets: Other intangible assets		503,927
Other assets		3,948,333
Total assets		90,157,211

LIABILITIES

Deposits:
In domestic offices		42,764,284
Non-interest-bearing	6,078,506
Interest-bearing	36,685,778
In foreign offices		20,037,930
Non-interest-bearing	417,850
Interest-bearing	19,620,080

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		90,885
b. Securities sold under agreements to repurchase		390,103

Trading Liabilities		8,070,149
Other borrowed money		5,316,355
Bank’s liability on acceptances		80,130
Subordinated notes and debentures		1,549,223
Other liabilities		4,181,576
Total liabilities		82,480,605
Minority Interests in consolidated Subsidiaries		342
EQUITY CAPITAL

Perpetual preferred stock and related surplus		—
Common Stock		205,000
Surplus		6,420,202
Retained earnings		893,079
Accumulated other comprehensive income		157,983
Other equity capital components		—
Total equity capital		7,676,264
Total liabilities, minority interests and equity capital		90,157,211